                                                                 EXHIBIT 10.107

                                                      February 9, 1998



Atlas Air, Inc. Pass Through Trust 1998-C



Ladies and Gentlemen:

         In consideration of each of the Revolving Credit Agreement (the "Agreement") dated as of February 9, 1998 between Morgan Stanley Capital Services Inc., a Delaware corporation (hereinafter "MSCS") and Atlas Air, Inc. Pass Through Trust 1998-C ("Counterparty"), Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (hereinafter "MSDWD"), hereby irrevocably and unconditionally guarantees to Counterparty, with effect from the date of the Agreement, the due and punctual payment of all amounts payable by MSCS under the Agreement when the same shall become due and payable, whether on scheduled payment dates, upon demand, upon declaration of termination or otherwise, in accordance with the terms of the Agreement and giving effect to any applicable grace period. Upon failure of MSCS punctually to pay any such amounts, and upon written demand by Counterparty to MSDWD at its address set forth in the signature block of this Guarantee (or to such other address as MSDWD may specify in writing), MSDWD agrees to pay or cause to be paid such amounts; provided that delay by Counterparty in giving such demand shall in no event affect MSDWD's obligations under this Guarantee.

         MSDWD hereby agrees that its obligations hereunder shall be unconditional and will not be discharged except by complete payment of the amounts payable under the Agreement, irrespective of any claim as to the Agreement's validity, regularity or enforceability or the lack of authority of MSCS to execute or deliver the Agreement; or any change in or amendment to the Agreement; or any waiver or consent by Counterparty with respect to any provisions thereof; or the absence of any action to enforce the Agreement or the recovery of any judgment against MSCS or of any action to enforce a judgment against MSCS under the Agreement; or any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally. MSDWD hereby waives diligence, presentment, demand on MSCS for payment or otherwise (except as provided hereinabove), filing of claims, requirement of a prior proceeding against MSCS and protest or notice, except as provided for in the Agreement with respect to amounts payable by MSCS. If at any time payment under the Agreement is rescinded or must be otherwise restored or returned by Counterparty upon the insolvency, bankruptcy or reorganization of MSCS or MSDWD or otherwise, MSDWD's obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by Counterparty.

          MSDWD represents to Counterparty as of the date hereof, which representations will be deemed to be repeated by MSDWD on each date on which a Transaction is entered into, that:

          (1) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

          (2) its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law, regulation or contractual restriction binding on it or its assets;

          (3) all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

         (4) this Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles.

         By accepting this Guarantee and entering into the Agreement, Counterparty agrees that MSDWD shall be subrogated to all rights of Counterparty against MSCS in respect of any amounts paid by MSDWD pursuant to this Guarantee, provided that MSDWD shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation only to the extent that it has paid all amounts payable by MSCS under the Agreement.

         This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

                                      MORGAN STANLEY, DEAN WITTER, DISCOVER &
                                      CO.


                                      By:/s/
                                         ------------------------------
                                      Name:
                                      Title:
                                      Address:     1585 Broadway
                                                   3rd Floor
                                                   New York, NY  10036
                                      Attention:   Swap Group
                                      Fax No.:     (212) 761-0580




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